UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Strategic Partners Style Specific Funds
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STRATEGIC PARTNERS STYLE SPECIFIC FUNDS

STRATEGIC PARTNERS
SMALL CAPITALIZATION VALUE FUND

Gateway Center Three
100 Mulberry Street
Newark, New Jersey 07102-4077

IMPORTANT PROXY MATERIALS

PLEASE VOTE NOW!

September 8, 2006

Dear Shareholder:

I am inviting you to vote on two proposals relating to the management and operation of your Fund. A shareholder meeting of Strategic Partners Small Capitalization Value Fund is scheduled for October 30, 2006. This package contains information about the proposals and includes materials you will need to vote.

The Board of Trustees of Strategic Partners Style Specific Funds has reviewed the proposals and has recommended that the proposals be presented to you for consideration. Although the Trustees have determined that the proposals are in your best interest, the final decision is yours. The accompanying proxy statement includes a detailed description of each proposal. If a proposal is not approved by shareholders, the Board of Trustees may consider other alternatives.

Remember, your vote is extremely important, no matter how large or small your holdings. By voting now, you can help avoid additional costs that are incurred with follow-up letters and calls. Please read the enclosed materials carefully and cast your vote.

To vote, you may use any of the following methods:

•  By Mail. Please complete, date and sign your proxy card before mailing it in the enclosed postage-paid envelope. Votes must be received by 11:59 p.m. Eastern Time on the day prior to the meeting to be counted.

•  By Internet. Have your proxy card available. Go to the web site www.proxyvote.com. Enter your 12-digit control number from your proxy card. Follow the simple instructions found on the web site. Votes must be entered prior to 11:59 p.m. Eastern Time on the day prior to the meeting to be counted.

•  By Telephone. If your Fund shares are held in your own name, call 1-800-690-6903 toll-free. If your Fund shares are held on your behalf in a brokerage account, call 1-800-454-8683 toll-free. Enter your 12-digit control number from your proxy card. Follow the simple instructions. Votes must be entered by 11:59 p.m. Eastern Time on the day prior to the meeting to be counted.

If you have any questions before you vote, please call MIS, an ADP Company, at 888-684-2435 toll-free. They will be happy to help you understand the proposals and assist you in voting. Thank you for your participation.

  Judy A. Rice
  President

STRATEGIC PARTNERS STYLE SPECIFIC FUNDS

STRATEGIC PARTNERS
SMALL CAPITALIZATION VALUE FUND

Gateway Center Three
100 Mulberry Street
Newark, New Jersey 07102

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON
October 30, 2006

To our shareholders:

A special meeting of the shareholders of Strategic Partners Small Capitalization Value Fund (the Meeting) will be held at the offices of Prudential Investments LLC (PI), 100 Mulberry Street, Gateway Center Three, 14th Floor, Newark, New Jersey on October 30, 2006 at 10:00 a.m. Eastern Time. The purpose of the Meeting is to consider and act upon the following proposals:

1)  To approve a new subadvisory agreement between PI and Quantitative Management Associates LLC (QMA).

2)  To approve an increase in the management fee paid by the Fund to PI.

You are entitled to vote at the Meeting, and at any adjournments thereof, if you owned shares of the Fund at the close of business on September 1, 2006. If you attend the Meeting, you may vote your shares in person. If you do not expect to attend the Meeting, please complete, date, sign and return each enclosed proxy card in the enclosed postage-paid envelope or vote by Internet or telephone.

  By order of the Board,

  Deborah A. Docs
  Secretary

Dated: September 8, 2006

Proxy cards are enclosed along with the Proxy Statement. Please vote your shares today by signing and returning the enclosed proxy card in the postage-paid envelope provided. You can also vote your shares via the Internet or by telephone using the 12-digit "CONTROL" number that appears on the enclosed proxy card and following the simple instructions. The Board recommends that you vote "FOR" each of the proposals.

STRATEGIC PARTNERS STYLE SPECIFIC FUNDS
STRATEGIC PARTNERS SMALL CAPITALIZATION VALUE FUND

Gateway Center Three
100 Mulberry Street
Newark, New Jersey 07102

PROXY STATEMENT
Special Meeting of Shareholders
To Be Held on October 30, 2006

This proxy statement is being furnished to holders of shares of Strategic Partners Small Capitalization Value Fund (the Fund) in connection with the solicitation by the Board of Trustees of proxies to be used at a special meeting of shareholders (the Meeting) to be held at Gateway Center Three, 100 Mulberry Street, 14th Floor, Newark, New Jersey 07102 on October 30, 2006, at 10:00 a.m. Eastern Time, or any adjournment or adjournments thereof. This proxy statement is being first mailed to shareholders on or about September 8, 2006.

Fund Background and Management

The Fund is a series of Strategic Partners Style Specific Funds (Style Specific Funds). Style Specific Funds is an open-end, management investment company registered under the Investment Company Act of 1940, as amended (the 1940 Act). Style Specific Funds is organized as a Delaware statutory trust.

Prudential Investments LLC (PI or the Manager), Gateway Center Three, 100 Mulberry Street, Newark, New Jersey 07102, serves as the Fund's Manager under a management agreement with Style Specific Funds (the Management Agreement). Investment advisory services are currently provided to the Fund by PI through the subadvisors set out in the following table:

Subadvisor	Address
NFJ Investment Group (NFJ)	2100 Ross Avenue, Dallas, TX 75201

EARNEST Partners LLC (EARNEST)	75 14th Street, Suite 2300, Atlanta, GA 30309

Lee Munder Investments, Ltd. (Lee Munder)	200 Clarendon Street, Boston, MA 02116

J.P. Morgan Investment Management, Inc. (JP Morgan)	522 Fifth Avenue, New York, NY 10036

Vaughan Nelson Investment Management, L.P. (Vaughan Nelson)	600 Travis Street, Suite 6300, Houston, TX 77002

Prudential Investment Management Services LLC (PIMS or the Distributor), Gateway Center Three, 100 Mulberry Street, Newark, New Jersey 07102, serves as the distributor of the Fund's shares. The Fund's transfer agent is Prudential Mutual Fund Services LLC (PMFS), 100 Mulberry Street, Newark, New Jersey 07102. As of June 30, 2006, PI served as the manager or co-manager to open-end investment companies and as manager or administrator to closed-end investment companies with aggregate assets of approximately $97.5 billion.

Reasons for the Meeting

The Meeting was approved by the Board following a presentation by PI at a special Board meeting held in July 2006. At the Board meeting, the Board considered an overall presentation by PI with respect to the future of the Strategic Partners fund family, which includes the Fund. The Board considered PI's conclusion that due to changes in the marketplace and competitive landscape, the Strategic Partners fund family was not viable, and PI's recommendation to terminate the Strategic Partners fund family by reorganizing many of the funds in the fund family into other funds in the JennisonDryden fund family (each of which is advised by proprietary subadvisors), and by incorporating most of the remaining funds into the JennisonDryden fund family by appointing subadvisors affiliated with PI. With respect to the Fund, the Board considered PI's conclusion that integration of the Fund into the JennisonDryden fund family by appointing an affiliated subdavisor was appropriate, in light of the Fund's performance history, the absence of a similar fund in the JennisonDryden fund family, and the availability of Quantitative Management Associates LLC (QMA) as an affiliated subadvisor with expertise and experience in managing funds with similar small capitalization strategies.

At the conclusion of the Board meeting, the Board approved the submission of several shareholder proposals relating to the future management and operation of the Fund. Each proposal is briefly outlined below:

•  The first proposal is to approve a new subadvisory agreement between PI and QMA (Proposal No. 1). If shareholders approve this Proposal, PI intends to terminate the existing subadvisory agreements with each of the Fund's current subadvisors.

•  The second proposal is to approve an increase in the management fee paid by the Fund to PI (Proposal No. 2). If shareholders approve this Proposal, the Fund's existing management agreement with PI will be amended to increase the management fee paid by the Fund to PI.

This Proxy Statement gives you the information about each of the Proposals that you should know before voting on each Proposal. You should retain it for your reference.

VOTING INFORMATION

The presence, in person or by proxy, of the holders of a majority of the shares of the Fund outstanding and entitled to vote will constitute a quorum for the transaction of business at the Meeting of the Fund.

If a quorum is not present at the Meeting, or if a quorum is present but sufficient votes to approve a Proposal are not received, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitation of proxies. Any adjournment will require the affirmative vote of a majority of those shares represented at the Meeting in person or by proxy. The persons named as proxies will vote those proxies which they are entitled to vote FOR a Proposal in favor of the adjournment and will vote those proxies required to be voted AGAINST the Proposal against the adjournment.

If a proxy that is properly executed and returned is accompanied by instructions to withhold authority to vote (an abstention) or represents a broker "non-vote" (that is, a proxy from a broker or nominee indicating that such person has not received instructions from the beneficial owner or other person entitled to vote shares on a particular matter with respect to which the broker or nominee does not have discretionary power), the shares represented thereby will be considered present for purposes of determining the existence of a quorum for the transaction of business, but, because each Proposal requires approval by a majority of the outstanding voting securities (as defined in the Investment Company Act of 1940, as amended) of the Fund, abstentions and broker non-votes will have the effect of a vote against a Proposal. Abstentions and broker non-votes will not be considered for purposes of approving an adjournment of the Meeting.

In the event that sufficient votes to obtain a quorum have not been obtained by the Fund, the Fund may request that one or more brokers submit a specific number of broker non-votes in order to obtain a quorum. The Fund would only take such actions if it believed that such actions would result in a quorum and the Fund had already received or expected to receive sufficient shareholder votes to approve the proposals at the Meeting. Therefore, shareholders who are against one or more of the Proposals should vote AGAINST those Proposals.

The individuals named as proxies on the enclosed proxy cards will vote in accordance with your directions as indicated thereon if your card is received properly executed by you or by your duly appointed agent or attorney-in-fact. If your card is properly executed and you give no voting instructions, your shares will be voted FOR the Proposals described in this proxy statement and referenced on the proxy card. You may revoke any proxy card by giving another proxy or by letter revoking the initial proxy. To be effective your revocation must be received by the Fund prior to the Meeting and must indicate your name and account number. In addition, if you attend the Meeting in person you may, if you wish, vote by ballot at that Meeting, thereby canceling any proxy previously given.

The close of business on September 1, 2006 has been fixed as the record date for the determination of shareholders entitled to notice of, and to vote at, the Meeting. Information as to the number of outstanding shares of the Fund as of the record date is set forth below:

Class A:

Class B:

Class C:

Class L:

Class M:

Class X:

The Proposals do not require separate voting by class. Each share of each class is entitled to one vote. To the knowledge of management, the executive officers and Board of Trustees of Style Specific Funds, as a group, owned less than 1% of the outstanding shares of the Fund as of September 1, 2006. A listing of persons who owned beneficially 5% or more of the shares of the Fund as of September 1, 2006 is contained in Exhibit A.

Copies of Style Specific Funds' most recent annual and semi-annual reports, including financial statements, have previously been delivered to shareholders. Shareholders of Style Specific Funds may obtain without charge additional copies of Style Specific Funds' annual and semi-annual reports by writing to Style Specific Funds at Gateway Center Three, 100 Mulberry Street, 4th Floor, Newark, New Jersey 07102, or by calling 1-800-225-1852 (toll free).

Each full share of the Fund outstanding is entitled to one vote, and each fractional share of the Fund outstanding is entitled to a proportionate share of one vote, with respect to each matter to be voted upon by the shareholders of that Fund. Information about the vote necessary with respect to each Proposal is discussed below in connection with the Proposal.

The solicitation is made primarily by the mailing of the Notice, this Proxy Statement and the accompanying proxy on or about September 8, 2006. Supplemental solicitations may be made by mail, telephone, facsimile, electronic means or by personal interviews by representatives of the Fund. Representatives of [ [, a proxy solicitation firm retained by the Fund, may contact shareholders.

Shareholders voting via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies that must be borne by the shareholder. We have been advised that Internet voting procedures that have been made available to you are consistent with the requirements of law.

PROPOSAL NO. 1

TO APPROVE A NEW SUBADVISORY AGREEMENT BETWEEN PI AND
QUANTITATIVE MANAGEMENT ASSOCIATES LLC

On behalf of the Fund, the Board of Style Specific Funds, including the Independent Trustees, has approved, and recommends that shareholders approve, the adoption of a subadvisory agreement between Prudential Investments LLC (PI) and Quantitative Management Associates LLC (QMA) under which QMA would serve as subadvisor to the Fund. The proposed subadvisory contract with QMA in substantially final form is attached as Exhibit B. If the new subadvisory agreement with QMA is approved by shareholders, PI intends to terminate its existing subadvisory agreements with each of the Fund's current subadvisors. The fees and expenses incurred by the Fund will not change if the new subadvisory agreement is approved. However, the fees and expenses incurred by the Fund will increase if shareholders approve Proposal No. 2 discussed in this proxy statement.

Current Subadvisors

The Fund is currently subadvised by NFJ, EARNEST, Lee Munder, JP Morgan and Vaughan Nelson pursuant to subadvisory agreements between PI and each of the current subadvisors. Pursuant to the existing subadvisory agreements, the current subadvisors furnish investment advisory services in connection with the management of the Fund, subject to the supervision and oversight of PI as the manager of the Fund. The table below sets out each current subadvisor's length of service with the Fund:

Subadvisor	Service Start Date
NFJ	October 10, 2003
EARNEST	December 20, 2001
Lee Munder	July 13, 2005
J.P. Morgan	July 13, 2005
Vaughan Nelson	November 11, 2005

The table below shows the compensation payable to the current subadvisors by PI under the existing subadvisory agreements for subadvisory services performed by the current subadvisors, as well as the date of the subadvisory agreements, and the date on which each agreement was last submitted to shareholders for approval.

Subadvisor	Agreement Date	Date Agreement Submitted to Shareholders	Subadvisory Fee Rate
NFJ	December 16, 2005	N/A	0.40% on all assets
EARNEST	December 13, 2001	N/A	0.40% on all assets
Lee Munder	July 8, 2005	N/A	0.40% on all assets
J.P. Morgan	July 21, 2005	N/A	0.40% on all assets
Vaughan Nelson	October 4, 2005	N/A	0.40% to $250 million; 0.35% over $250 million

For the fiscal year ended July 31, 2005, the Fund paid PI $588,282 for services rendered by PI to the Fund pursuant to the Management Agreement. The table below sets forth the total fees paid by PI to each of the current subadvisors for subadvisory services performed by the current subadvisors during the fiscal year ended July 31, 2005:

Subadvisor	Compensation Paid by PI
NFJ	$154,979
EARNEST	$171,929
Lee Munder	$6,867
J.P. Morgan	$2,386
Vaughan Nelson	$0
Total Paid	$336,161

Proposed New Subadvisor

QMA is an indirect, wholly-owned subsidiary of Prudential Financial, Inc. As of June 30, 2006, QMA had approximately $54 billion in assets under management (this figure includes approximately $6 billion in assets which QMA allocates to affiliated and unaffiliated managers). The address of QMA is Gateway Center Two, 100 Mulberry Street, Newark, New Jersey 07102. Prudential Financial, Inc. is located at 751 Broad Street, Newark, New Jersey 07102. Set forth below are the names, titles and principal occupations of the members of the Board of Managers and senior officers of QMA.

Name	Title	Principal Occupations
Ronald K. Andrews*	Member of the Board of Managers	Director of Jennison Associates LLC; Senior Vice President of American Skandia Investment Services, Incorporated; Senior Vice President of American Skandia Advisory Services, Inc.

Scott L. Hayward**	Member of the Board of Managers and Chief Executive Officer	Chief Executive Officer of QMA; Director of Prudential Trust Company; Director of Pramerica Asset Management, Inc.

Dennis Kass***	Chairman of the Board of Managers	Chairman, CEO and Director of Jennison Associates LLC; Director and Vice President of Prudential Investment Management, Inc.

Timothy J. Knierim*	Member of the Board of Managers	Director of Jennison Associates LLC; Vice President of Prudential Investment Management, Inc.

Name	Title	Principal Occupations
Kenneth Moore***	Member of the Board of Managers and Chief Financial Officer	Director of Prudential Trust Company; Executive Vice President, CFO and Treasurer of Jennison Associates LLC; Vice President of Prudential Investment Management, Inc.

Margaret S. Stumpp**	Member of the Board of Managers and Chief Investment Officer	Chief Investment Officer of QMA; Senior Vice President of Pramerica Asset Management, Inc.

Bernard Winograd**	Member of the Board of Managers	Director of Jennison Associates LLC; Manager and Vice President of Prudential Asset Management Holding Company LLC; Director, President and CEO of Prudential Investment Management, Inc.; Director and President of Prudential Investment Management, Inc.; and President, PIM Foreign Investments, Inc.

*  Located at Gateway Center Three, 100 Mulberry Street, Newark, New Jersey 07102

**   Located at Gateway Center Two, 100 Mulberry Street, Newark, New Jersey 07102

***   Located at 466 Lexington Avenue, New York, New York 10017

The table below lists comparable equity mutual funds with capital appreciation as their investment objective that are advised by QMA as of June 30, 2006, the size of each fund, and the rate of compensation received by QMA for the investment advisory services it provides to each fund:

Fund Name	Fund Net Assets as of 6/30/06	Fee Paid to QMA (% of average daily net assets)
Dryden Small-Cap Core Equity Fund	$147,732,000	0.39% on all assets
Dryden Strategic Value Fund	$112,817,000	0.40% on first $1 billion; 0.375% over $1 billion

New Subadvisory Agreement

The proposed new subadvisory agreement with QMA is substantially similar in all material respects to the existing subadvisory agreements with the current subadvisors, except for the subadvisory fee rate. The chart below compares the contractual subadvisory fee rates for the Fund's existing subadvisors with the fee rate under the proposed subadvisory agreement.

NFJ	EARNEST	Lee Munder	J.P. Morgan	Vaughan Nelson	QMA (Proposed)
0.40%	0.40%	0.40%	0.40%	0.40% to $250 million; 0.35% over $250 million	0.45% to $1 billion; 0.40% over $1 billion.

The fee rate under the proposed new subadvisory agreement is dependent on whether or not shareholders approve a separate proposal (Proposal No. 2) to approve an increase in the Fund's management fee. If shareholders approve the increased management fee, then the fee rate applicable to QMA (as set out in the above chart) will be higher than the fee rate applicable to any of the Fund's existing subadvisors. If, however, shareholders do not approve the increased management fee, then the fee rate applicable to QMA will be lower than the fee rate applicable to any of the existing subadvisors. PI and QMA have agreed that if shareholders do not approve Proposal No. 2, they will execute a waiver which will reduce the subadvisory fee payable to QMA to 0.35% on all assets.

It is important to note that an increase or decrease in the subadvisory fee paid by PI will not result in an increase or decrease in expenses borne by Fund shareholders, because PI pays the subadvisory fee out of the management fee that it receives from the Fund. However, if shareholders approve Proposal No. 2, the expenses borne by Fund shareholders will increase.

If the proposed new subadvisory agreement with QMA had been in effect during the Fund's last fiscal year at the proposed fee rate of 0.45% to $1 billion and 0.40% over $1 billion, QMA would have received $378,181, which would have been .05% more than the aggregate subadvisory fee paid to the current subadvisors during the same time period. If the proposed subadvisory agreement with QMA had been in effect during the Fund's last fiscal year at the waived fee rate of 0.35%, QMA would have received $294,141 which would have been .05% less than the aggregate subadvisory fee paid to the current subadvisors over the same time period.

The proposed subadvisory agreement, in brief, provides that:

•  as compensation for QMA's services, PI will pay QMA a fee equal, on an annualized basis, to the rate set out in the above table.

•  QMA will provide day-to-day management of the Fund's investments and otherwise determine which investments the Fund will purchase, retain, and sell.

•  QMA will select brokers to effect trades for the Fund. (Currently, QMA does not use any third party or proprietary soft dollar arrangements where QMA pays a higher commission to a broker that provides bona fide research services (soft dollar arrangements). If QMA were to begin using soft dollar arrangements in the future, it may use such arrangements in connection with providing advisory services to one or more of its clients other than the Fund. As a result, QMA would benefit from these soft dollar arrangements to the extent it uses them to provide advisory services to its other clients. Conversely, the Fund could benefit to the extent that QMA uses soft dollar arrangements that QMA has established with brokers or dealers that effect securities transactions for QMA's other clients.)

•  QMA will maintain certain books and records on behalf of the Fund.

•  Pursuant to the terms of an exemptive order issued by the Securities and Exchange Commission, PI may replace QMA as subadvisor with a non-affiliated subadvisor or amend the subadvisory agreement without obtaining shareholder approval.

•  PI may appoint additional non-affiliated subadvisors to manage the Fund's assets without obtaining shareholder approval and, consequently, may determine the allocation of the Fund's assets among these subadvisors.

Investment Strategy Changes and Fund Name Change

The Fund's investment objective is above-average capital appreciation. Although the Fund's investment objective will not change if shareholders approve the proposed subadvisory agreement between PI and QMA, QMA has requested, and the Board has approved, certain changes to the Fund's existing investment strategies in order to achieve the Fund's investment objective. Each of the proposed changes in investment strategies is explained below.

If the proposed new subadvisory agreement is approved by shareholders, QMA intends to manage the Fund utilizing a quantitative approach to identify attractive, undervalued companies based on such measures as low price/earnings multiples. QMA refers to this investing approach as the "Value Equity" investment philosophy. The Value Equity stock selection process will utilize a bottom-up, quantitative investment process. Only one of the current subadvisors to the Fund utilizes a quantitative approach to select investments for the Fund.

Currently, the Fund normally invests at least 80% of its investable assets (net assets plus borrowings for investment purposes) in common stocks and securities convertible into common stocks of companies with a total market capitalization of less than $2.5 billion (measured at the time of purchase). This non-fundamental policy will change to provide that: the Fund normally invests at least 80% of its investable assets (net assets plus borrowings for investment purposes) in common stocks and securities convertible into common stocks of small-cap companies, which the subadvisor considers to be companies with market capitalizations within the market cap range of companies included in the Russell 2000 Index or the Standard & Poor's Small-Cap Index, measured at the time of investment.

Currently, the Fund's prospectus does not specifically discuss or disclose the ability of the Fund to invest in foreign securities. The prospectus will be amended to specifically provide that the Fund may invest in foreign securities (in amounts up to 20%, but usually less than 10%) including stocks and other equity-related instruments and other investment-grade fixed income securities of foreign issuers. The prospectus will be further amended to provide that American Depositary Receipts (ADRs), American Depositary Shares (ADSs) and other similar receipts or shares traded in U.S. markets will not be considered to be foreign securities.

Currently, the Fund's prospectus does not specifically discuss or disclose the ability of the Fund to invest in real estate investment trusts (REITs). The prospectus will be amended to specifically provide that the Fund may invest in the securities of REITs up to 25%, but usually less than 10%.

Currently, the Fund's prospectus does not specifically discuss or disclose the ability of the Fund to make short sales of a security or to make short sales "against the box." The prospectus will be amended to provide that the Fund may make short sales of a security and may make short sales "against the box" up to 25%, but usually less than 10% of Fund assets.

Currently, the Fund's prospectus does not specifically discuss or disclose the ability of the Fund to utilize derivative strategies. The Fund's prospectus will be amended to disclose that the Fund may utilize various derivative strategies (in varying percentages, but usually less than 10% of total Fund assets) to try and improve the Fund's returns and that the Fund may also use hedging techniques to try and protect the Fund's assets.

The Board has also approved a change in the Fund's name, contingent upon shareholder approval of the new subadvisory agreement with QMA. If Fund shareholders approve the new subadvisory agreement with QMA, the Fund intends to change its name to Dryden Small-Cap Value Fund.

Matters Considered by the Board

The Board, including the Independent Trustees, met on July 19, 2006 to consider a recommendation and proposal by PI to replace the Fund's five current subadvisors and to approve a new subdadvisory agreement with

QMA, an affiliate of PI. In advance of the meeting, the Trustees received materials relating to the recommendation, and had the opportunity to ask questions and request additional information in connection with their consideration. The materials detailed, among other things, the performance history of the Fund, the Fund's subadvisory fee structure, information about QMA and its professional staff, and information detailing QMA's investment philosophy, experience and expertise.

At the July 19th meeting, representatives of PI explained and discussed with the Trustees the specific reasons why PI recommended QMA as the Fund's new subadvisor and responded to questions raised by the Trustees.

In approving the new subadvisory agreement with QMA, the Trustees, including the Independent Trustees advised by independent legal counsel, considered the factors they deemed relevant, including the nature, quality and extent of services provided by the existing subadvisors and the proposed new subadvisor. In their deliberations, the Trustees did not identify any single factor that was dispositive and each Trustee attributed different weights to the various factors. In connection with their deliberations, the Board considered the information provided by PI in advance of the meeting as well as the information, presentations and discussions that occurred at the July 19th meeting.

The material factors and conclusions that formed the basis for the Trustees' determination to approve the new subadvisory agreement are discussed separately below.

Reasons for Replacing the Existing Subadvisors

The Board considered an overall presentation by PI with respect to the future of the Strategic Partners fund family, which includes the Fund. The Board considered PI's conclusion that, due to changes in the marketplace and competitive landscape, the Strategic Partners fund family was not viable, and PI's recommendation to terminate the Strategic Partners fund family by reorganizing many of the funds in the fund family into other funds in the JennisonDryden fund family (each of which is advised by proprietary subadvisors), and by incorporating most of the remaining funds into the JennisonDryden fund family by appointing subadvisors affiliated with PI. With respect to the Fund, the Board considered PI's conclusion that integration of the Fund into the JennisonDryden fund family by appointing an affiliated subadvisor was appropriate, in light of the Fund's performance history, the absence of a similar fund in the JennisonDryden fund family, and the availability of QMA as an affiliated subadvisor with expertise and experience in managing funds with similar small capitalization strategies. The Board also considered that several of the Fund's current subadvisors had stopped accepting additional assets due to capacity constraints.

The Board considered PI's analysis and discussion of other alternatives for the Fund, including, but not limited to liquidation, transfer of Fund management to the Fund's existing subadvisors, or a possible sale of the Fund and the other funds in the Strategic Partners fund family. The Board further considered PI's reasons for concluding that the other alternatives were not feasible or practical, and that incorporating the Fund into the JennisonDryden fund family was preferable to any of the other available alternatives.

Nature, Quality and Extent of Services

The Board received and considered information regarding the nature and extent of services provided to the Fund by the existing subadvisors under the current subadvisory agreements and those that would be provided to the Fund by QMA under the new subadvisory agreement. The Board considered PI's representation that the nature and extent of services under the existing and new agreements were generally similar in that the current subadvisors and QMA are each required to provide day-to-day portfolio management services and comply with all Fund policies and applicable rules and regulations.

With respect to the quality of services, the Board considered, among other things, the background and experience of QMA's portfolio management team. The Board was also provided with information pertaining to QMA's organizational structure, senior management, investment operations, and other relevant information pertaining to QMA. The Board considered its previous knowledge and familiarity with QMA and its portfolio managers as a result of the Board's oversight of other mutual funds in the JennisonDryden mutual fund family subadvised by QMA.

The Board also considered the "Value Equity" strategy that would be utilized by QMA, noting that a similar strategy was already in use by QMA in a large capitalization value equity fund managed by QMA in the JennisonDryden fund family. The Board was provided with, and considered, information explaining the Value Equity strategy, which emphasizes the use of quantitative methods to select securities.

The Board noted that it received favorable compliance reports from the Fund's Chief Compliance Officer (CCO) as to QMA, summarizing his level of comfort from a compliance perspective with respect to PI's recommendation to hire QMA.

The Board concluded that it was satisfied with the nature, extent and quality of the investment subadvisory services anticipated to be provided to the Fund by QMA and that there was a reasonable basis on which to conclude that the quality of investment subadvisory services to be provided by QMA would likely be high.

Performance of the Fund

The Board considered and received information with respect to QMA's performance in a simulation of the performance of a hypothetical portfolio employing its Value Equity quantitative strategy for the selection of small capitalization stocks. The Board also considered QMA's experience and performance in managing the Dryden Strategic Value Fund utilizing the Value Equity strategy for the selection of large-capitalization stocks. Based on a review of such information, the Board concluded that there was a reasonable basis on which to conclude that QMA would be suitable to serve as the subadvisor to the Fund. In considering the performance information, the Board acknowledged that the performance was simulated and that it was not predictive of future results.

Because QMA would be a new subadvisor for the Fund, the Board did not have a performance record to evaluate QMA's performance as subadvisor to the Fund.

Investment Subadvisory Fee Rates

The Board considered the proposed subadvisory fee rates payable by PI to QMA under the proposed new subadvisory agreement, which calls for QMA to be paid 0.45% up to and including $1 billion of average daily net assets; and 0.40% over $1 billion of average daily net assets if shareholders approve a proposed increase in the management fee. The Board also considered that PI and QMA had agreed to a waived subadvisory fee rate of 0.35% if shareholders did not approve the proposal to increase the management fee.

The Board also considered the fee rate payable to QMA by other funds with investment objectives similar to that of the Fund.

The Board noted that the subadvisory fees payable to QMA would not impact Fund shareholders directly because those fees are payable by PI and there would be no change to the investment management fee rate payable by the Fund to PI. However, the Board noted that a separate Proposal to be submitted to shareholders did seek approval for an increase in the management fee, which would, if approved, result in an increase in expenses borne by shareholders to the extent that the increased fees were not waived. As a result of the above considerations, the Board concluded that the proposed subadvisory fee rate under the new subadvisory agreement was reasonable.

Subadvisor's Profitability

Because QMA has not previously served as a subadvisor to the Fund, there was no profitability data for the Board to consider.

Economies of Scale

The Board considered information about the potential of PI and QMA to experience economies of scale as the Fund grows in size. The Board noted that the proposed subadvisory fee rate and the proposed management fee rate both contain breakpoints, which would enable shareholders to share in economies of scale that may exist as Fund assets grow.

Other Benefits to the Subadvisor or its affiliates from serving as Subadvisor

The Board considered potential "fall-out" or ancillary benefits anticipated to be received by QMA and its affiliates as a result of its relationship with the Fund. The Board concluded that such potential benefits to be derived by QMA might include access to additional research resources and reputational benefits, which were consistent with those generally derived by subadvisors to mutual funds.

Interest of Fund Trustees and Officers in the Proposal

None of the current Trustees or Officers of Style Specific Funds currently holds an office with, or is employed by, QMA. Interested Trustees of Style Specific Funds are affiliated with PI.

Amounts Paid to Affiliates

The Distributor

Prudential Investment Management Services LLC (PIMS or the Distributor), Gateway Center Three, 100 Mulberry Street, Newark, New Jersey 07102, acts as the distributor of the shares of the Fund. PIMS is a wholly-owned indirect subsidiary of Prudential Financial, Inc. Pursuant to distribution and service plans adopted under Rule 12b-1 under the 1940 Act, the Fund bears the expense of distribution and service (12b-1) fees paid to PIMS with respect to the Fund's Class A, Class B, Class C, Class L, Class M and Class X shares. For the Fund's fiscal year ended July 31, 2005, PIMS received the following distribution and service fees: Class A: $83,660; Class B: $246,717; Class C: $259,048; Class L: N/A; Class M: N/A; Class X: N/A

PIMS also receives front-end sales charges resulting from the sales of Class A shares. From these fees, PIMS pays sales charges to affiliated and unaffiliated broker-dealers, who in turn pay commissions to salespersons and incur other distribution costs. PIMS has advised the Fund that it received $256,000 in front-end sales charges during the Fund's fiscal year ended July 31, 2005.

PIMS also received the following contingent deferred sales charges (CDSCs) imposed on certain redemptions by Class B and Class C shareholders of the Fund during the Fund's fiscal year ended July 31, 2005: Class B: $33,600; Class C: $5,000.

The Transfer Agent

The Fund's transfer agent, Prudential Mutual Fund Services LLC (PMFS), Gateway Center Three, 100 Mulberry Street, Newark, New Jersey 07102, is a wholly-owned subsidiary of PIFM Holdco, Inc. PMFS received $108,117 from the Fund for its services during the fiscal year ended July 31, 2005.

Commissions Paid to Affiliated Broker-Dealers

For the fiscal year ended July 31, 2005 the Fund paid no brokerage commissions to affiliated brokers. The total brokerage commissions paid by the Fund to all brokers for the fiscal year ended July 31, 2005 was $120,595.

Continuation of Services

The services provided by the Distributor and Transfer Agent to the Fund are expected to continue whether or not shareholders approve Proposal No. 1.

Implementation

QMA will assume day-to-day responsibility for managing the Fund as soon as reasonably practicable following shareholder approval.

Required Vote

Approval of the Proposal requires approval by a majority of the outstanding voting securities of the Fund, as defined in the 1940 Act. For purposes of the 1940 Act, a majority of the Fund's outstanding voting securities is the lesser of (i) 67% of the Fund's outstanding voting securities represented at a meeting at which more than 50% of the Fund's outstanding voting securities are present in person or represented by proxy, or (ii) more than 50% of the Fund's outstanding voting securities.

The Board of Style Specific Funds, including the Independent Trustees, recommends that you vote "FOR" the proposal.

PROPOSAL NO. 2

TO APPROVE AN INCREASE IN THE MANAGEMENT FEE PAID BY THE FUND TO PRUDENTIAL INVESTMENTS LLC

On behalf of the Fund, the Board of Trustees of Style Specific Funds, including the Independent Trustees, has approved, and recommends that shareholders approve, an amended fee schedule to the management agreement (the Management Agreement) between Style Specific Funds and Prudential Investments LLC (PI) which will result in an increase in the management fee paid by the Fund to PI under the Agreement.

Current Management Agreement

PI currently serves as the Fund's investment manager pursuant to a Management Agreement executed between Style Specific Funds and PI. Pursuant to the Management Agreement, PI provides investment advisory and related management and administrative services to the Fund, including supervision of the Fund's subadvisor(s).

Under the current Management Agreement, PI receives a management fee from the Fund of 0.70% of the Fund's average daily net assets. This management fee is paid out of Fund assets and therefore is borne by Fund shareholders. Out of the management fee that PI receives, PI in turn compensates the Fund's subadvisor(s) for providing day-to-day advisory services to the Fund. The Management Agreement, which is dated August 25, 1999, was approved by shareholders on August 25, 1999 and was renewed by the Trustees, including the Independent Trustees, at meetings held on June 7-8, 2006. During the fiscal year ended July 31, 2005, the Fund paid PI $588,282 in management fees pursuant to the Management Agreement.

Proposed Amendment to Management Agreement

If shareholders approve this Proposal, the Fund will amend the Management Agreement's fee schedule to provide for a fee rate of 0.90% on average daily net assets up to $1 billion; and 0.85% on average daily net assets exceeding $1 billion. The table below compares the current management fee rate and the proposed new management fee rate:

Current Fee Rate		Proposed Fee Rate
0.70	% on all assets	0.90% up to and including $1 billion;
0.85% over $1 billion

If shareholders approve the increased management fee, the management fee will increase, but PI has contractually agreed that it will not implement the increased management fee and will continue to accept the current, lower management fee rate through at least March 1, 2008. PI has further agreed that it will not implement the increased management fee rate after March 1, 2008 without first consulting with and obtaining the approval of the Board.

Comparative Information

The tables below compare the Fund's actual operating expenses (including the management fee) for the fiscal year ended July 31, 2005 under the current Management Agreement, with the Fund's pro forma operating expenses for the same year if the Management Agreement with the amended fee schedule had been in place for the entire year.

Actual Annual Fund Operating Expenses as of July 31, 2005:

	Class A	Class B	Class C	Class L	Class M	Class X
Management fees	.70%	.70%	.70%	.70%	.70%	.70%
+ Distribution and service (12b-1) fees	.30%	1.00%	1.00%	.50%	1.00%	1.00%
+ Other expenses	.50%	.50%	.50%	.50%	.50%	.50%
= Total annual Fund operating expenses	1.50%	2.20%	2.20%	1.70%	2.20%	2.20%
- Fee Waiver	.05%	None	None	None	None	None
= Net annual Fund operating expenses	1.45%	2.20%	2.20%	1.70%	2.20%	2.20%

Pro Forma Annual Fund Operating Expenses as of July 31, 2005:

	Class A	Class B	Class C	Class L	Class M	Class X
Management fees	.90%	.90%	.90%	.90%	.90%	.90%
+ Distribution and service (12b-1) fees .	30%	1.00%	1.00%	.50%	1.00%	1.00%
+ Other expenses	.50%	.50%	.50%	.50%	.50%	.50%
= Total annual Fund operating expenses	1.70%	2.40%	2.40%	1.90%	2.40%	2.40%
- Fee Waiver	.05%	None	None	None	None	None
= Net annual Fund operating expenses	1.65%	2.40%	2.40%	1.90%	2.40%	2.40%

The tables below compare expense examples based on the Fund's actual operating expenses for the fiscal year ended July 31, 2005 under the current Management Agreement with expense examples based on the Fund's hypothetical operating expenses for the same year if the Management Agreement with the amended fee schedule had been in effect for the entire year. The example is intended to help you compare the fees and expenses of the Fund's different share classes and the cost of investing in the Fund with the cost of investing in other mutual funds.

The example assumes that you invest $10,000 in the Fund for the time periods indicated and then sell all of your shares at the end of those periods. The example also assumes that your investment has a 5% return each year and the Fund's operating expenses remain the same, except for any contractual distribution and service (12b-1) fee waiver and overall expense limitations that may be in effect. Approximately seven years after purchase, Class B shares will automatically convert to Class A shares on a quarterly basis and approximately eight years after purchase, Class M shares will automatically convert to Class A shares on a quarterly basis. The example reflects the impact of any sales charges or contingent deferred sales charges (CDSCs) which may be applicable The information in the ten years column reflects this conversion. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:

Expense Example (Redemption): Actual Fund Operating Expenses as of July 31, 2005:

	One Year	Three Years	Five Years	Ten Years
Class A shares	$689	$993	$1,319	$2,238
Class B shares	723	988	1,280	2,274
Class C shares	323	688	1,180	2,534
Class L shares	173	536	923	2,009
Class M shares	823	1,088	1,380	2,357
Class X shares	823	1,088	1,480	2,534

Expense Example (Redemption): Pro Forma Operating Expenses as of July 31, 2005:

	One Year	Three Years	Five Years	Ten Years
Class A shares	$709	$1,052	$1,418	$2,444
Class B shares	743	1,048	1,380	2,482
Class C shares	343	748	1,280	2,736
Class L shares	193	597	1,026	2,222
Class M shares	843	1,148	1,480	2,563
Class X shares	843	1,148	1,580	2,736

Expense Example (No Redemption): Actual Fund Operating Expenses as of July 31, 2005:

	One Year	Three Years	Five Years	Ten Years
Class A shares	$689	$993	$1,319	$2,238
Class B shares	223	688	1,180	2,274
Class C shares	223	688	1,180	2,534
Class L shares	173	536	923	2,009
Class M shares	223	688	1,180	2,357
Class X shares	223	688	1,180	2,534

Expense Example (No Redemption): Pro Forma Operating Expenses as of July 31, 2005:

	One Year	Three Years	Five Years	Ten Years
Class A shares	$709	$1,052	$1,418	$2,444
Class B shares	243	748	1,280	2,482
Class C shares	243	748	1,280	2,736
Class L shares	193	597	1,026	2,222
Class M shares	243	748	1,280	2,563
Class X shares	243	748	1,280	2,736

If the proposed new management fee had been in effect during the fiscal year ended July 31, 2005, PI would have received $756,362 as its management fee. The percentage difference and dollar amount difference between the amount that PI received during 2005 and the amount that it would have received during 2005 if the proposed new management agreement had been in effect is .20% and $168,080, respectively.

Information About PI

PI is a wholly-owned subsidiary of PIFM Holdco, Inc., which is a wholly-owned subsidiary of Prudential Asset Management Holding Company, which is a wholly-owned subsidiary of Prudential Financial, Inc. Prudential Financial, Inc. is located at 751 Broad Street, Newark, New Jersey 07102.

Set forth below are the names, titles and principal occupations of the senior officers of PI. Unless otherwise indicated, the address of each individual is Gateway Center Three, 100 Mulberry Street, Newark, New Jersey 07102.

Name	Position with PI	Principal Occupations
Deborah A. Docs	Vice President and Assistant Secretary	Vice President and Corporate Counsel (since January 2001) of Prudential; Vice President (since December 1996) and Assistant Secretary (since March 1999) of PI; formerly Vice President and Assistant Secretary (May 2003-June 2005) of American Skandia Investment Services, Inc.

Robert F. Gunia	Executive Vice President and Chief Administrative Officer	Chief Administrative Officer (since September 1999) and Executive Vice President (since December 1996) of Prudential Investments LLC; President (since April 1999) of Prudential Investment Management Services LLC; Executive Vice President (since March 1999) and Treasurer (since May 2000) of Prudential Mutual Fund Services LLC; Chief Administrative Officer, Executive Vice President and Director (since May 2003) of American Skandia Investment Services, Inc.; Vice President and Director (since May 1989) and Treasurer (since 1999) of The Asia Pacific Fund, Inc.

Kevin B. Osborn	Executive Vice President	Executive Vice President, PI; Executive Vice President and Director of American Skandia Investment Services, Inc. and Executive Vice President and Director of American Skandia Advisory Services, Inc.

Stephen Pelletier	Executive Vice President	Vice President, International Investments of Prudential; Executive Vice President, PI.

Kathryn Quirk	Executive Vice President and Chief Legal Officer	Vice President and Corporate Counsel (since September 2004) of Prudential; Executive Vice President, Chief Legal Officer and Secretary (since July 2005) of Prudential Investments LLC and Prudential Mutual Fund Services LLC; formerly Managing Director, General Counsel, Chief Compliance Officer, Chief Risk Officer and Corporate Secretary (1997-2002) of Zurich Scudder Investments, Inc.

Name	Position with PI	Principal Occupations
Judy A. Rice	Officer-in-Charge, President, Chief Executive Officer and Chief Operating Officer	President, Chief Executive Officer, Chief Operating Officer and Officer-In-Charge (since February 2003) of Prudential Investments LLC; Vice President (since February 1999) of Prudential Investment Management Services LLC; President, Chief Executive Officer and Officer-In-Charge (since April 2003) of Prudential Mutual Fund Services LLC; formerly Director (May 2003-March 2006) and Executive Vice President (June 2005-March 2006) of American Skandia Investment Services, Inc.; formerly Executive Vice President (September 1999-February 2003) of Prudential Investments LLC; Member of Board of Governors of the Investment Company Institute

Jonathan Shain	Vice President and Assistant Secretary	Vice President and Corporate Counsel (since August 1998) of Prudential; Vice President and Assistant Secretary (since May 2003) of American Skandia Investment Services, Inc. and American Skandia Fund Services, Inc.

Lee D. Augsburger	Chief Compliance Officer	Senior Vice President and Chief Compliance Officer (since April 2003) of PI; Vice President (since November 2000) and Chief Compliance Officer (since October 2000) of Prudential Investment Management, Inc.; Chief Compliance Officer and Senior Vice President (since May 2003) of American Skandia Investment Services, Inc.

The table below lists comparable equity mutual funds with capital appreciation as their investment objective that are managed by PI as of June 30, 2006, the size of each fund, and the rate of compensation received by PI for the investment management services it provides to each fund:

Fund Name	Fund Net Assets as of 6/30/06	Fee Paid to PI (% of average daily net assets)
Dryden Small-Cap Core Equity Fund	$147,732,000	0.60% on all assets.
Dryden Strategic Value Fund	$112,817,000	0.80% to $1 billion; 0.75% over $1 billion.

Matters Considered by the Board

The Board, including the Independent Trustees, met on July 19, 2006 to consider a recommendation and proposal by PI to amend the existing Management Agreement between the Fund and PI by increasing the management fee paid by the Fund to PI. In advance of the meeting, the Trustees received materials relating to the recommendation to increase the management fee, and had the opportunity to ask questions and request additional information in connection with their consideration. The materials included, among other things, a comparative analysis of the management fees paid by mutual funds with investment policies and strategies similar to that of the Fund, as well as a comparative analysis of the proposed management fee for the Fund as against similar mutual funds.

At the July 19th meeting the Board, including the Independent Trustees, approved the proposal to present the management fee increase to shareholders. At the meeting, the Board received an oral presentation from representatives of PI and had the opportunity ask questions and obtain additional information about the proposal.

The material factors and conclusions that formed the basis for the Trustees' determination to approve the amendment of the Management Agreement are discussed separately below.

Reasons for an Increased Management Fee

The Board considered the history of the Fund and the reasons why the present management fee of 0.70% was selected at the time the Fund was created. The Board noted that the present management fee rate reflected the fact that the Fund was created as a retail counterpart of an existing institutional mutual fund that also followed a similar small cap value strategy. Institutional mutual funds generally charge lower advisory fees than similar retail funds, and the Board considered that the management fee for the Fund patterned the management fee rate charged by the institutional mutual fund that it was patterned after, which resulted in a below-average management fee for the Fund. The Board further noted that the Fund's current management fee was the lowest in a group of comparable mutual funds based on data provided by Lipper, Inc., an independent provider of mutual fund information.

The Board also considered that mutual funds investing in small and mid-cap stocks typically charged higher advisory fees than mutual funds investing in large-cap stocks due to the increased amount of management oversight and research necessary to properly identify, select, and execute small and mid-cap stock transactions. The Board noted that the Fund, like other mutual funds investing in small and mid-cap stocks, had experienced capacity constraints which reflected the relatively smaller universe of securities in comparison to large-cap stocks, which in turn had the effect of increasing the fixed costs as a percent of fund assets entailed in managing the Fund due to smaller asset bases against which to spread the management costs. The Board noted that QMA had represented that its investment capacity would be adequate to serve the Fund.

The Board further considered PI's conclusion, based on the considerations and reasons identified above, that effective management of the Fund was constrained under the current management fee rate.

Nature, Quality and Extent of Services

The Board received and considered information regarding the nature and extent of services provided to the Fund by PI under the existing Management Agreement and the proposed amended Management Agreement. The Board noted that there would be no dimunition in the existing services provided by PI under the Management Agreement. The Board also noted that the proposed management fee increase was intended to more appropriately and competitively compensate PI for the higher costs entailed in managing the Fund. The Board considered PI's assertion that the more costly nature of managing small-capitalization mutual funds is evidenced by the higher management fees that those funds command in the marketplace.

The Board concluded that it was satisfied with the nature, extent and quality of the investment advisory services anticipated to be provided to the Fund by PI under the amended Management Agreement, and that there was a reasonable basis on which to conclude that the quality of investment advisory services to be provided by PI under the amended Management Agreement would be the same as under the current Management Agreement.

Performance of the Fund

The Board did not consider the performance of the Fund as a factor in approving the amended Management Agreement. The Board noted that the Fund's Management Agreement had been considered and renewed by the Board in June 2006 as part of its annual consideration of the Fund's advisory agreements, and that it had considered the

Fund's performance at that time. The Board also considered that it was approving a new subadvisor and new investment strategy for the Fund and that the new strategy had not yet been implemented.

Investment Advisory Fee Rates

The Board considered that the materials provided in advance of the meeting indicated that the Fund's current management fee was in the first quartile (i.e., cheapest) among comparable mutual funds. The Board considered that the proposed management fee rate would place the Fund in the 52nd percentile among comparable mutual funds, and would place the Fund 0.017% higher than the median gross management fee charged to comparable mutual funds, but 0.039% lower than the average gross management fee charged to comparable mutual funds.

The Board further considered PI's agreement that, if the increased fee were approved by shareholders, it would contractually agree to waive the increased fee and continue to accept the current management fee rate through at least March 1, 2008. The Board also considered PI's further agreement that it would not discontinue this waiver after March 1, 2008 without first consulting with, and obtaining the approval of, the Board, including the Independent Trustees.

Advisor's Profitability

The Board did not consider PI's profitability under the amended Management Agreement, because it was not possible to determine or calculate any additional or different profitability enjoyed by PI until the increased management fee went into effect. The Board noted that it had considered PI's profitability under the existing Management Agreement and the current management fee rate as part of its annual consideration of the Fund's advisory agreements in June 2006, and that the Board had determined such profitability to be reasonable.

Economies of Scale

The Board considered information about the potential of PI to experience economies of scale as the Fund grows in size. The Board noted that the proposed management fee, unlike the current management fee, contained breakpoints which served to decrease the Fund's effective management fee rate as Fund assets grow, and which would enable shareholders to share in economies of scale that may exist as Fund assets grow.

Other Benefits to the Manager or its affiliates from serving as Manager

The Board did not consider ancillary or potential "fall out" benefits accruing to PI as a result of its service as Manager to the Fund. The Board noted that it had previously considered the ancillary or fall-out benefits accruing to PI as part of its annual consideration of the Fund's advisory agreements in June 2006, and that it had determined any such benefits to be reasonable.

Based on the materials provided to the Trustees and the presentation made by PI at the meeting, the Board concluded that approving the increased management fee was in the best interests of the Fund and its shareholders.

Implementation

If approved by shareholders, PI has contractually agreed that it will not implement the increased management fee and will continue to accept the current management fee rate through March 1, 2008. PI has further agreed that it will not implement the increased management fee rate after March 1, 2008 without first consulting with and obtaining the approval of the Board.

Required Vote

Approval of the Proposal requires approval by a majority of the outstanding voting securities of the Fund, as defined by the 1940 Act. For purposes of the 1940 Act, a majority of the Fund's outstanding voting securities is the lesser of (i) 67% of the Fund's outstanding voting securities represented at a meeting at which more than 50% of the Fund's outstanding voting securities are present in person or represented by proxy, or (ii) more than 50% of the Fund's outstanding voting securities.

The Board of Style Specific Funds, including the Independent Trustees, recommends that you vote "FOR" the proposal.

ADDITIONAL INFORMATION

The costs associated with soliciting proxies, which will be borne by PI and its affiliates, are estimated to be $419,000. Shareholders of the Fund will not bear the expenses associated with the proxy.

Available Information

Style Specific Funds is subject to the 1940 Act and in accordance with this law, files reports, proxy material and other information with the Securities and Exchange Commission (the Commission). Such reports, proxy and information statements, proxy material and other information can be inspected and copied at the Public Reference Room in Washington, D.C. Information on the operation of the Public Reference Room may be obtained by calling the Commission at 1-202-551-8090. Reports and other information about Style Specific Funds and the Fund are available on the EDGAR Database on the Commission's website at www.sec.gov, and copies of this information may be obtained, after paying a duplicating fee, by electronic request at the following e-mail address: publicinfo@sec.gov, or by writing to the Commission's Public Reference Section, Washington, D.C. 20549-0102.

Notice to Banks, Broker-Dealers and Voting Trustees and Their Nominees

Please advise Style Specific Funds, care of Prudential Investment Management Services LLC, Gateway Center Three, 100 Mulberry Street, 14th Floor, Newark, New Jersey 07102, whether other persons are beneficial owners of shares for which proxies are being solicited and, if so, the number of copies of this Proxy Statement you wish to receive in order to supply copies to the beneficial owners of the shares.

SHAREHOLDER PROPOSALS

Any shareholder who wishes to submit a proposal to be considered at the Fund's next meeting of shareholders should send the proposal to the Fund at Gateway Center Three, 100 Mulberry Street, 4th Floor, Newark, New Jersey 07102, so as to be received within a reasonable time before the Board makes the solicitation relating to such meeting, in order to be included in the proxy statement and form of proxy relating to such meeting. Proposals submitted at the meeting will not be considered.

Style Specific Funds will not be required to hold annual meetings of shareholders if the election of members of the Board of Trustees is not required under the 1940 Act. It is the present intention of the Board not to hold annual meetings of shareholders unless such shareholder action is required.

Shareholder proposals that are submitted in a timely manner will not necessarily be included in the Fund's proxy materials. Inclusion of such proposals is subject to limitations under the federal securities laws.

OTHER BUSINESS

Management knows of no business to be presented at the Meeting other than the matters set forth in this proxy statement, but should any other matter requiring a vote of shareholders arise, the proxies will vote according to their best judgment in the interest of the Funds.

  Deborah A. Docs
  Secretary

September 8, 2006

It is important that you execute and return ALL of your proxies promptly.

INDEX TO EXHIBITS TO PROXY STATEMENT

Exhibit
A	Five Percent Shareholder Report

B	Form of Subadvisory Agreement with Quantitative Management Associates LLC

Exhibit A

FIVE PERCENT SHAREHOLDER REPORT

As of September 1, 2006, the beneficial owners, directly or indirectly, of more than 5% of the outstanding shares of the Fund are listed below.

Name	Address	Class	No of Shares / % of Class

A-1

Exhibit B

STRATEGIC PARTNERS STYLE SPECIFIC FUNDS

Dryden Small-Cap Value Fund

SUBADVISORY AGREEMENT

Agreement made as of this _____ day of _______, 2006 between Prudential Investments LLC (PI or the Manager), a New York limited liability company, and Quantitative Management Associates LLC, a New Jersey limited liability company (QMA or the Subadvisor),

WHEREAS, the Manager has entered into a Management Agreement (the Management Agreement) with Strategic Partners Style Specific Funds, a Delaware statutory trust (the Trust) and a diversified, open-end management investment company registered under the Investment Company Act of 1940 as amended (the 1940 Act), pursuant to which PI acts as Manager of the Trust; and

WHEREAS, the Manager desires to retain the Subadvisor to provide investment advisory services to the Dryden Small-Cap Value Fund, which is a series of the Trust (referred to hereafter as the Fund) and to manage such portion of the Fund's portfolio as the Manager shall from time to time direct, and the Subadvisor is willing to render such investment advisory services; and

NOW, THEREFORE, the Parties agree as follows:

1.  (a) Subject to the supervision of the Manager and the board of trustees of the Trust (the Board), the Subadvisor shall manage such portion of the Fund's portfolio, including the purchase, retention and disposition thereof, in accordance with the Trust's investment objectives, policies and restrictions as stated in its then current prospectus and statement of additional information (such prospectus and statement of additional information as currently in effect and as amended or supplemented from time to time, being herein called the "Prospectus"), and subject to the following understandings:

(i)  The Subadvisor shall provide supervision of such portion of the Fund's portfolio as the Manager shall direct, and shall determine from time to time what investments and securities will be purchased, retained or sold by the Fund, and what portion of the assets will be invested or held uninvested as cash.

(ii)  In the performance of its duties and obligations under this Agreement, the Subadvisor shall act in conformity with the copies of the Declaration of Trust, By-Laws and Prospectus of the Trust and any procedures adopted by the Board applicable to the Fund and any amendments to those procedures (Board Procedures) provided to it by the Manager (the Trust Documents), and with the instructions and directions of the Manager and of the Board, and co-operate with the Manager's (or its designee's) personnel responsible for monitoring the Fund's compliance. The Subadvisor shall also comply at all times with the 1940 Act, the Investment Advisers Act of 1940, as amended (the Advisers Act), the Internal Revenue Code of 1986, as amended, and all other applicable federal and state laws and regulations, including securities law. The Manager shall provide Subadvisor timely with copies of any updated Trust or Fund Documents.

(iii)  The Subadvisor shall determine the securities and futures contracts to be purchased or sold by such portion of the Fund's portfolio, as applicable, and shall place orders with or through such persons, brokers, dealers or futures commission merchants (including but not limited to any broker-dealer affiliated with the Manager or the Subadvisor) to carry out the policy with respect to brokerage as set forth in the Trust's Prospectus or as the Board may direct from time to time. In providing the Fund with investment supervision, it is recognized that the Subadvisor shall give primary consideration to securing the most favorable price and efficient execution. Within the framework of this policy, the Subadvisor may consider the financial responsibility, research and investment information and other services provided by brokers, dealers or futures commission merchants who may effect or be a party to any such transaction or other transactions to which the Subadvisor's other clients may be a party. The Manager

(or Subadvisor) to the Fund each shall have discretion to effect investment transactions for the Fund through broker-dealers (including, to the extent legally permissible, broker-dealers affiliated with the Subadvisor(s)) qualified to obtain best execution of such transactions who provide brokerage and/or research services, as such services are defined in Section 28(e) of the Securities Exchange Act of 1934, as amended (the 1934 Act), and to cause the Fund to pay any such broker-dealers an amount of commission for effecting a portfolio transaction in excess of the amount of commission another broker-dealer would have charged for effecting that transaction, if the brokerage or research services provided by such broker-dealer, viewed in light of either that particular investment transaction or the overall responsibilities of the Manager (or the Subadvisor) with respect to the Fund and other accounts as to which they or it may exercise investment discretion (as such term is defined in Section 3(a)(35) of the 1934 Act), are reasonable in relation to the amount of commission.

On occasions when the Subadvisor deems the purchase or sale of a security or futures contract to be in the best interest of the Fund as well as other clients of the Subadvisor, the Subadvisor, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities or futures contracts to be sold or purchased in order to obtain the most favorable price or lower brokerage commissions and efficient execution. In such event, allocation of the securities or futures contracts so purchased or sold, as well as the expenses incurred in the transaction, shall be made by the Subadvisor in the manner the Subadvisor considers to be the most equitable and consistent with its fiduciary obligations to the Fund and to such other clients.

(iv)  The Subadvisor shall maintain all books and records with respect to the Fund's portfolio transactions effected by it as required by subparagraphs (b)(5), (6), (7), (9), (10) and (11) and paragraph (f) of Rule 31a-1 under the 1940 Act. The Subadvisor shall furnish to the Manager or the Board all information relating to the Subadvisor's services under this Agreement reasonably requested by the Manager and the Board within a reasonable period of time after the Manager or the Board makes such request. The Subadvisor shall make reasonably available its employees and officers for consultation with any of the trustees or officers or employees of the Trust with respect to any matter discussed herein, including, without limitation, the valuation of the Fund's securities.

(v)  The Subadvisor or its affiliate shall provide the Fund's custodian on each business day with information relating to all transactions concerning the portion of the Fund's assets it manages. The Subadvisor shall furnish the Manager routinely with daily information concerning portfolio transactions and other reports as agreed upon from time to time concerning transactions, portfolio holdings and performance of the Fund, in such form and frequency as may be mutually agreed upon from time to time. The Subadvisor agrees to review the Fund and discuss the management of the Fund with the Manager and the Board as either or both shall from time to time reasonably request.

(vi)  The investment management services provided by the Subadvisor hereunder are not to be deemed exclusive, and the Subadvisor shall be free to render similar services to others. Subject to the Subadvisor's responsibility to the Fund, the Manager agrees that the Subadvisor may give advice or exercise investment responsibility and take such other action with respect to other individuals or entities which may differ from advice given to the Fund. Further, the Manager acknowledges that the Subadvisor, or its agent, employees, or any of the accounts Subadvisor advises, may at any time hold, acquire, increase, decrease, dispose of or otherwise deal with positions in investments in which the Fund may or may not have an interest from time to time, whether such transactions involve the Fund or otherwise.

(vii)  The Subadvisor and Manager understand and agree that if the Manager manages the Trust in a "manager-of-managers" style, the Manager shall, among other things, (i) continually evaluate the performance of the Subadvisor through quantitative and qualitative analysis and consultations with the Subadvisor, (ii) periodically make recommendations to the Board as to whether the contract with one or more Subadvisors should be renewed, modified, or terminated, and (iii) periodically report to the

Board regarding the results of its evaluation and monitoring functions. The Subadvisor recognizes that its services may be terminated or modified pursuant to this process.

(viii)  The Subadvisor acknowledges that the Manager and the Trust intend to rely on Rule 17a-10, Rule 10f-3, Rule 12d3-1 and Rule 17e-1 under the 1940 Act, and the Subadvisor hereby agrees that it shall not consult with any other Subadvisor to the Trust with respect to transactions in securities for the Fund's portfolio or any other transactions of Fund assets.

(ix)  The Subadvisor shall provide the Manager a copy of Subadvisor's Form ADV as filed with the Securities and Exchange Commission (the Commission).

(b)  The Subadvisor shall authorize and permit any of its directors, officers and employees who may be elected as trustees or officers of the Trust to serve in the capacities in which they are elected. Services to be furnished by the Subadvisor under this Agreement may be furnished through the medium of any of such trustees, officers or employees.

(c)  The Subadvisor shall keep the Fund's books and records required to be maintained by the Subadvisor pursuant to paragraph 1(a) hereof in the form and for the period required by Rule 31a-2 under the 1940 Act. The Subadvisor agrees that all records which it maintains for the Fund are the property of the Fund, and the Subadvisor shall surrender promptly to the Fund any of such records upon the Fund's request, provided, however, that the Subadvisor may retain a copy of such records. The Fund's books and records maintained by the Subadvisor shall be made available, within a reasonable period of time following submission of a written request, to the Fund's accountants or auditors during regular business hours at the Subadvisor's offices. The Fund, the Manager or their respective authorized representatives shall have the right to copy any records in the Subadvisor's possession that pertain to the Fund. These books, records, information, or reports shall be made available to properly authorized government representatives consistent with state and federal law and/or regulations. In the event of the termination of this Agreement, the Fund's books and records maintained by the Subadvisor shall be returned to the Fund or the Manager. The Subadvisor agrees that the policies and procedures it has established for managing the Fund's portfolio, including, but not limited to, all policies and procedures designed to ensure compliance with federal and state laws and regulations governing the adviser/client relationship and management and operation of the Fund, shall be made available for inspection by the Fund, the Manager or their respective authorized representatives upon reasonable written request within not more than two (2) business days.

(d)  The Subadvisor shall maintain a written code of ethics (the Code of Ethics) that it reasonably believes complies with the requirements of Rule 17j-1 under the 1940 Act and Rule 204A-1 under the Advisers Act, a copy of which shall be provided to the Manager and the Fund, and shall institute procedures reasonably necessary to prevent any Access Person (as defined in Rule 17j-1 under the 1940 Act and Rule 204A-1 under the Advisers Act) from violating its Code of Ethics. The Subadvisor shall follow such Code of Ethics in performing its services under this Agreement. Further, the Subadvisor represents that it maintains adequate compliance procedures to ensure its compliance with the 1940 Act, the Advisers Act, and other applicable federal and state laws and regulations. In particular, the Subadvisor represents that it has policies and procedures regarding the detection and prevention of the misuse of material, nonpublic information by the Subadvisor and its employees as required by the Insider Trading and Securities Fraud Enforcement Act of 1988, a copy of which it shall provide to the Manager and the Fund upon reasonable request. The Subadvisor shall assure that its employees comply in all material respects with the provisions of Section 16 of the 1934 Act, and to cooperate reasonably with the Manager for purposes of filing any required reports with the Securities and Exchange Commission (the Commission) or such other regulator having appropriate jurisdiction.

(e)  The Subadvisor shall furnish to the Manager copies of all records prepared in connection with (i) the performance of this Agreement and (ii) the maintenance of compliance procedures pursuant to paragraph 1(d) hereof as the Manager may reasonably request.

(f)  The Subadvisor shall be responsible for the voting of all shareholder proxies with respect to the investments and securities held in the Fund's portfolio, subject to such reporting and other requirements as shall be established by the Manager.

(g)  Upon reasonable request from the Manager, the Subadvisor (through a qualified person) shall assist the valuation committee of the Trust or the Manager in valuing securities of the Fund as may be required from time to time, including making available information of which the Subadvisor has knowledge related to the securities being valued.

(h)  The Subadvisor shall provide the Manager with any information reasonably requested regarding its management of the Fund's portfolio required for any shareholder report, amended registration statement, or prospectus supplement to be filed by the Trust with the Commission. The Subadvisor shall provide the Manager with any reasonable certification, documentation or other information reasonably requested or required by the Manager for purposes of the certifications of shareholder reports by the Trust's principal financial officer and principal executive officer pursuant to the Sarbanes Oxley Act of 2002 or other law or regulation. The Subadvisor shall promptly inform the Fund and the Manager if the Subadvisor becomes aware of any information in the Prospectus that is (or will become) materially inaccurate or incomplete.

(i)  The Subadvisor shall comply with Board Procedures provided to the Subadvisor by the Manager or the Fund. The Subadvisor shall notify the Manager as soon as reasonably practicable upon detection of any material breach of such Board Procedures.

(j)  The Subadvisor shall keep the Fund and the Manager informed of developments relating to its duties as Subadvisor of which the Subadvisor has, or should have, knowledge that would materially affect the Fund. In this regard, the Subadvisor shall provide the Trust, the Manager, and their respective officers with such periodic reports concerning the obligations the Subadvisor has assumed under this Agreement as the Fund and the Manager may from time to time reasonably request. Additionally, prior to each Board meeting, the Subadvisor shall provide the Manager and the Board with reports regarding the Subadvisor's management of the Fund's portfolio during the most recently completed quarter, in such form as may be mutually agreed upon by the Subadvisor and the Manager. The Subadvisor shall certify quarterly to the Fund and the Manager that it and its "Advisory Persons" (as defined in Rule 17j-under the 1940 Act) have complied materially with the requirements of Rule 17j-1 under the 1940 Act during the previous quarter or, if not, explain what the Subadvisor has done to seek to ensure such compliance in the future. Annually, the Subadvisor shall furnish a written report, which complies with the requirements of Rule 17j-1 and Rule 38a-1 under the 1940 Act, concerning the Subadvisor's Code of Ethics and compliance program, respectively, to the Fund and the Manager. Upon written request of the Fund or the Manager with respect to violations of the Code of Ethics directly affecting the Fund, the Subadvisor shall permit representatives of the Fund or the Manager to examine reports (or summaries of the reports) required to be made by Rule 17j-1(d)(1) relating to enforcement of the Code of Ethics.

2.  The Manager shall continue to have responsibility for all services to be provided to the Fund pursuant to the Management Agreement and, as more particularly discussed above, shall oversee and review the Subadvisor's performance of its duties under this Agreement. The Manager shall provide (or cause the Fund's custodian to provide) timely information to the Subadvisor regarding such matters as the composition of assets in the portion of the Fund managed by the Subadvisor, cash requirements and cash available for investment in such portion of the Fund, and all other information as may be reasonably necessary for the Subadvisor to perform its duties hereunder (including any excerpts of minutes of meetings of the Board that affect the duties of the Subadvisor).

3.  For the services provided and the expenses assumed pursuant to this Agreement, the Manager shall pay the Subadvisor as full compensation therefor, a fee equal to the percentage of the Fund's average daily net assets of the portion of the Fund managed by the Subadvisor as described in the attached Schedule A. Liability for payment of compensation by the Manager to the Subadvisor under this Agreement is contingent upon the Manager's receipt of payment from the Fund for management services described under the Management Agreement between the Trust and the Manager. Expense caps or fee waivers for the Fund that may be agreed to by the Manager, but not agreed to by the Subadvisor, shall not cause a reduction in the amount of the payment to the Subadvisor by the Manager.

4.  The Subadvisor shall not be liable for any error of judgment or for any loss suffered by the Fund or the Manager in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance or bad faith on the Subadvisor's part in the performance of its duties or from its reckless disregard of its obligations and duties under this Agreement, provided, however, that nothing in this Agreement shall be deemed to waive any rights the Manager or the Fund may have against the Subadvisor under federal or state securities laws. The Manager shall indemnify the Subadvisor, its affiliated persons, its officers, directors and employees, for any liability and expenses, including attorneys' fees, which may be sustained as a result of the Manager's willful misfeasance, bad faith, or reckless disregard of its duties hereunder or violation of applicable law, including, without limitation, the 1940 Act and federal and state securities laws. The Subadvisor shall indemnify the Manager, their affiliated persons, their officers, directors and employees, for any liability and expenses, including attorneys' fees, which may be sustained as a result of the Subadvisor's willful misfeasance, bad faith, or reckless disregard of its duties hereunder or violation of applicable law, including, without limitation, the 1940 Act and federal and state securities laws. The Manager acknowledges and agrees that Subadvisor makes no representation or warranty, express or implied, that any level of performance or investment results will be achieved by the Fund or that the Fund will perform comparably with any standard or index, including other clients of Subadvisor, whether public or private.

5.  This Agreement shall continue in effect for a period of more than two years from the date hereof only so long as such continuance is specifically approved at least annually in conformity with the requirements of the 1940 Act; provided, however, that this Agreement may be terminated by the Fund at any time, without the payment of any penalty, by the Board or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund, or by the Manager or the Subadvisor at any time, without the payment of any penalty, on not more than 60 days' nor less than 30 days' written notice to the other party. This Agreement shall terminate automatically in the event of its assignment (as defined in the 1940 Act) or upon the termination of the Management Agreement. The Subadvisor agrees that it shall promptly notify the Fund and the Manager of the occurrence or anticipated occurrence of any event that would result in the assignment (as defined in the 1940 Act) of this Agreement, including, but not limited to, a change or anticipated change in control (as defined in the 1940 Act) of the Subadvisor; provided that the Subadvisor need not provide notice of such an anticipated event before the anticipated event is a matter of public record. Notwithstanding any provisions to the contrary in this Agreement, this Agreement shall terminate automatically and without notice (other than notice to stop trading in the Fund's portfolio) to the Subadvisor upon the execution of a new Agreement with a successor Subadvisor.

Any notice or other communication required to be given pursuant to this Agreement shall be deemed duly given if delivered or mailed by registered mail, postage prepaid, (1) to the Manager at Gateway Center Three, 100 Mulberry Street, 4th Floor, Newark, NJ 07102-4077, Attention: Secretary; (2) to the Trust at Gateway Center Three, 4th Floor, 100 Mulberry Street, Newark, NJ 07102-4077, Attention: Secretary; or (3) to the Subadvisor at Gateway Center Two, 100 Mulberry Street, 4th Floor, Newark, NJ 07102, Attention: Chief Executive Officer.

6.  Nothing in this Agreement shall limit or restrict the right of any of the Subadvisor's directors, officers or employees who may also be a Trustee, officer or employee of the Trust or the Fund to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any business, whether of a similar or a dissimilar nature, nor limit or restrict the Subadvisor's right to engage in any other business or to render services of any kind to any other corporation, firm, individual or association.

7.  During the term of this Agreement, the Manager agrees to furnish the Subadvisor at its principal office all prospectuses, proxy statements, reports to shareholders, sales literature or other material prepared for distribution to shareholders of the Fund or the public, which refer to the Subadvisor in any way, prior to use thereof and not to use material if the Subadvisor reasonably objects in writing five business days (or such other time as may be mutually agreed) after receipt thereof. Sales literature may be furnished to the Subadvisor hereunder by first-class or overnight mail, facsimile transmission equipment or hand delivery.

8.  The parties to this Agreement each agree to cooperate in a reasonable manner with each other in the event that any of them should become involved in a legal, administrative, judicial or regulatory action, claim, or suit as a result of performing its obligations under this Agreement.

9.  This Agreement may be amended by mutual consent, but the consent of the Trust must be obtained in conformity with the requirements of the 1940 Act.

10.  This Agreement shall be governed by the laws of the State of New York.

11.  Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act, shall be resolved by reference to such term or provision of the 1940 Act and to interpretations thereof, if any, by the United States courts or, in the absence of any controlling decision of any such court, by rules, regulations or orders of the Commission issued pursuant to the 1940 Act. In addition, where the effect of a requirement of the 1940 Act, reflected in any provision of this Agreement, is related by rules, regulation or order of the Commission, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

IN WITNESS WHEREOF, the Parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

PRUDENTIAL INVESTMENTS LLC

By: Name: Title:

QUANTITATIVE MANAGEMENT ASSOCIATES LLC

By: Name: Title:

SCHEDULE A

STRATEGIC PARTNERS STYLE SPECIFIC FUNDS

DRYDEN SMALL-CAP VALUE FUND

As compensation for services provided by Quantitative Management Associates LLC (QMA), Prudential Investments LLC will pay QMA a fee equal, on an annualized basis, to the following:

Fund Name	Fee
Dryden Small-Cap Value Fund	0.45% up to and including $1 billion of average daily net assets managed by QMA;
0.40% over $1 billion of average daily net assets managed by QMA

Dated as of ______, 2006.

Prudential Investments
Gateway Center Three	To vote by Telephone
100 Mulberry Street
Newark, NJ 07102-4077	1)	Read the Proxy Statement and have the proxy card below at hand.
	2)	Call 1-800-690-6903 if fund shares held in your own name. Call 1-800-454-8683 if the fund shares are held on your behalf in a brokerage account.
	3)	Follow the instructions.

To vote by Internet

	1)	Read the Proxy Statement and have the proxy card below at hand.
	2)	Go to Website www.proxyvote.com
	3)	Follow the instructions provided on the website.

To vote by Mail

	1)	Read the Proxy Statement.
	2)	Check the appropriate boxes on the proxy card below.
	3)	Sign and date the proxy card.
	4)	Return the proxy card in the envelope provided.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	JDRYN3	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

Fund

The Board Of Trustees Recommends A Vote For The Proposals.

	1.	To approve a new subadvisory agreement between Prudential Investments LLC and	For	Against	Abstain
		Quantitative Management Associates LLC	☐	☐	☐

	2.	To approve an increase in the management fee paid by the Fund to Prudential Investments LLC	For	Against	Abstain
			☐	☐	☐

Please be sure to sign and date this Proxy.

	Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)		Date

Strategic Partners Style Specific Funds

Strategic Partners Small Capitalization Value Fund

Gateway Center Three

100 Mulberry Street

Newark, New Jersey 07102-4077

PROXY

Special Meeting of Shareholders (Meeting) –

October 30, 2006, 10:00 a.m. Eastern Time

This proxy is solicited on behalf of the Board of Trustees. The undersigned hereby appoints Jonathan D. Shain, Deborah A. Docs, Kathryn L. Quirk, and Claudia DiGiacomo as Proxies, each with the power of substitution, and hereby authorizes each of them to represent and to vote as designated on the reverse side, all the shares of Strategic Partners Small Capitalization Value Fund held of record by the undersigned on September 1, 2006 at the Meeting to be held on October 30, 2006 or any adjournment thereof.

The shares represented by this proxy, when this proxy is properly executed, will be voted in the manner directed herein by the undersigned shareholder. The proxy will be voted for Proposal No. 1 and Proposal No. 2 if you do not specify otherwise. Please refer to the proxy statement dated September 8, 2006 for a discussion of each Proposal.

If voting by mail, please mark, sign and date this proxy card where indicated and return it promptly using the enclosed envelope which requires no postage if mailed in the united states.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting or any adjournment thereof.